UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2024 (November 4, 2024)

MSD INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01481	87-4195402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 26th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-303-4728

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On November 4, 2024, the Board of Directors (the "Board") of MSD Investment Corp. (the “Company”), pursuant to Section 5.1 of the Company's charter and without stockholder action, approved Articles of Amendment for the purpose of increasing the Company's number of authorized shares from 100,000,000 shares to 200,000,250 shares, which are classified as 200,000,000 of common stock, $0.001 par value per share ("Common Stock"), and 250 shares of preferred stock, $0.001 par value per share, which were previously designated as the “12.0% Series A Cumulative Non-Voting Preferred Stock”. The Articles of Amendment were filed by the Company with the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) on November 6, 2024, and became immediately effective upon acceptance for record by SDAT.

A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On November 4, 2024, the board of directors of the MSD Investment Corp. declared a regular distribution to stockholders in the amount of $0.65 per share and a special distribution to stockholders in the amount of $0.02 per share. The distributions will be payable on December 27, 2024 to stockholders of record as of December 13, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Amendment, dated November 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSD Investment Corp.

Dated: November 6, 2024	By:	/s/ Brian Williams
		Name:	Brian Williams
		Title:	Chief Financial Officer and Treasurer